UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, upon the recommendation of the Governance and Nominating Committee, the Board of Directors (the "Board") of Byline Bancorp, Inc. (the "Company") appointed Steven P. Kent as a director, effective immediately. Mr. Kent, age 68, was also appointed to the Board of Directors of the Company’s bank subsidiary, Byline Bank.

Mr. Kent has more than 45 years of financial services industry experience, and brings mergers & acquisitions and capital management expertise that will be valuable to the Board. Mr. Kent is Vice Chairman and a Managing Director of the Financial Services Group at Piper Jaffray Co., where he focuses on merger & acquisition advisory and capital markets transactions for financial services companies. Prior to joining Piper Jaffray in October 2015, Mr. Kent co-founded and served as President of River Branch Capital from March 2011 through its sale to Piper Jaffray in September 2015. At River Branch, Mr. Kent advised banking clients on capital management, equity recapitalizations, mergers & acquisitions and private equity transactions.

Mr. Kent will serve as a member of the Board's Risk and ALCO Committees. There are no family relationships between Mr. Kent and any director or other executive officer of the Company. There is no arrangement or understanding between Mr. Kent and any other persons or entities pursuant to which Mr. Kent was appointed as a director of the Company.

In connection with the Company’s initial public offering in June 2017, Piper Jaffray acted as a co-managing underwriter and was paid approximately $442,000 in connection with the offering. Also, Piper Jaffray acted as exclusive financial advisor to First Evanston Bancorp, Inc. (“First Evanston”) in connection with the acquisition of First Evanston by the Company in May 2018. First Evanston paid Piper Jaffray a fee in connection with its engagement in that transaction.

Upon his appointment to the Board, Mr. Kent is generally entitled as a non-employee director to participate in the Byline Bancorp, Inc. Director Compensation Program. As such, for 2019, Mr. Kent is entitled to receive a prorated portion of the annual director retainer of $75,000 and reimbursement of reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of his duties as director.

A copy of the Company’s press release announcing Mr. Kent’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 13, 2019, announcing the appointment of Steven P. Kent to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019	BYLINE BANCORP, INC. By:/s/ Alberto J. Paracchini Name: Alberto J. Paracchini Title: President and Chief Executive Officer

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